UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________

SCHEDULE 14C
(Rule 14c-101)

__________________________________________

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2))
☐	Definitive Information Statement

CAPSTONE HOLDING CORP.

(Name of Registrant As Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

CAPSTONE HOLDING CORP.
5141 W. 122nd Street
Alsip, IL 60803
(708) 371-0660

NOTICE OF ACTION BY WRITTEN CONSENT OF THE HOLDERS OF THE MAJORITY
VOTING POWER OF THE COMPANY’S COMMON STOCK

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Shareholders:

Capstone Holding Corp., a Delaware corporation (the “Company”) is providing this notice that the Company enacted the following corporate actions by Written Consent in lieu of a meeting of shareholders.

1. On May 13, 2025, the board of directors of the Company (the “Board”) adopted resolutions (the “ELOC Board Consent”) to approve the common stock purchase agreement with Tumim Stone Capital, LLC (“Tumim”), dated May 14, 2025 (the “ELOC Purchase Agreement”), including commitment fee shares issued or issuable to Tumim (the “ELOC Issuance Proposal”). On July 9, 2025, the Company received a written consent (the “ELOC Shareholder Consent”, and together with the Board Consent, the “ELOC Written Consents”) in lieu of a meeting from the stockholders having voting power of approximately 73.45% of the voting stock of the Company (the “ELOC Consenting Shareholders”) which approved, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of 20% or more of the Company’s issued and outstanding common stock, par value $0.0005, pursuant to the terms of the Purchase Agreement.

2. On July 27, 2025, the Board adopted resolutions (the “Convertible Note Shares Issuance Board Consent”) to approve the securities purchase agreement (the “Securities Purchase Agreement”) with 3i, LP (“3i”), dated July 29, 2025, under which the Company authorized the issuance of up to $10,909,885 in senior secured convertible notes with a 8.34% original issue discount, including the first note in the original principal amount of $3,272,966, convertible into shares of common stock of the Company at a conversion price per share of $1.00 (the “Convertible Note Shares Issuance Proposal,” and together with the ELOC Issuance Proposal, the “Proposals”). On July 26, 2025, the Company received a written consent (the “Convertible Note Shares Issuance Shareholder Consent”, and together with the Convertible Note Shares Issuance Board Consent, the “Convertible Note Shares Issuance Written Consents”) in lieu of a meeting from the stockholders having voting power of approximately 73.45% of the voting stock of the Company (the “Convertible Note Shares Issuance Consenting Shareholders,” and together with the ELOC Consenting Shareholders, the “Consenting Shareholders”) which approved, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of 20% or more of the Company’s issued and outstanding common stock, par value $0.0005, pursuant to the terms of the Securities Purchase Agreement.

You are urged to read this Information Statement in its entirety for a description of the actions taken by the Consenting Shareholders of the Company. The actions will become effective on a date that is not earlier than twenty (20) calendar days after this Information Statement is first mailed to the Company’s shareholders.

No action is required by you. The accompanying Information Statement is furnished only to inform our shareholders who did not execute the written consent of the Proposals, in accordance with the requirements of the Securities and Exchange Commission’s rules and regulations and the Delaware General Corporation Law. This Information Statement will be mailed on or about September 4, 2025 to all of our shareholders of record as of the close of business on the Record Date.

By Order of the Board of Directors,

Matthew E. Lipman
Chief Executive Officer

Dated: [___], 2025

INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE
SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C PURSUANT THERETO

[__], 2025

CAPSTONE HOLDING CORP.
5141 W. 122nd Street
Alsip, IL 60803
(708) 371-0660

This Information Statement is distributed by Capstone Holding Corp. (the “Company,” “we,” “our” and “us”) to inform our shareholders of following actions taken without a meeting by the written consents of the stockholder having voting power of 6,453,768 shares of issued and outstanding common stock of the Company as of the close of business on July 9, 2025 (the “ELOC Record Date”) and July 26, 2025 (the “Convertible Note Record Date,” and together with the ELOC Record Date, the “Record Dates”), respectively, each constituting 73.45% of the voting power of the Company.

As of each Record Dates, there were 5,468,705 shares of common stock and entitled to vote. The holders of our Common Stock are entitled to one vote per share they hold.

As of each Record Date, there were 985,063 shares of the company’s Series B Preferred Stock (the “Series B Preferred Stock”) outstanding. Each holder of Series B Preferred Stock is entitled to one vote per share they hold. Holders of our common stock and Series B Preferred Stock voted together as a single class on all matters described in this information statement (the “Information Statement”).

1. On May 13, 2025, the board of directors of the Company (the “Board”) adopted resolutions (the “ELOC Board Consent”) to approve the common stock purchase agreement with Tumim Stone Capital, LLC (“Tumim”), dated May 14, 2025 (the “ELOC Purchase Agreement”), including commitment fee shares issued or issuable to Tumim (the “ELOC Issuance Proposal”). On July 9, 2025, the Company received a written consent (the “ELOC Shareholder Consent”, and together with the Board Consent, the “ELOC Written Consents”) in lieu of a meeting from the stockholders having voting power of approximately 73.45% of the voting stock of the Company (the “ELOC Consenting Shareholders”) which approved, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of 20% or more of the Company’s issued and outstanding common stock, par value $0.0005, pursuant to the terms of the Purchase Agreement.

2. On July 27, 2025, the Board adopted resolutions (the “Convertible Note Board Consent”) to approve the securities purchase agreement (the “Securities Purchase Agreement”) with 3i, LP (“3i”), dated July 29, 2025, under which the Company authorized the issuance of up to $10,909,885 in senior secured convertible notes with a 8.34% original issue discount, including the first note in the original principal amount of $3,272,966, convertible into shares of common stock of the Company at a conversion price per share of $1.00 (the “Convertible Note Shares Issuance Proposal,” and together with the ELOC Issuance Proposal, the “Proposals”). On July 26, 2025, the Company received a written consent (the “Convertible Note Shareholder Consent”, and together with the Convertible Note Shares Issuance Board Consent, the “Convertible Note Written Consents”) in lieu of a meeting from the stockholders having voting power of approximately 73.45% of the voting stock of the Company (the “Convertible Note Consenting Shareholders,” and together with the ELOC Consenting Shareholders, the “Consenting Shareholders”) which approved, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of 20% or more of the Company’s issued and outstanding common stock, par value $0.0005, pursuant to the terms of the Securities Purchase Agreement.

The PROPOSALS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE PROPOSALS, NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement has been filed with the Securities and Exchange Commission (the “Commission” or the “SEC”) and is being furnished by the Board to the holders of record as of the Record Date of our outstanding common stock, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 228 of Delaware General Corporation Law (the “DGCL”).

The cost of preparing, printing and mailing this Information Statement will be paid by us. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our common stock.

This Information Statement informs shareholders that (i) on July 9, 2025, the ELOC Consenting Shareholders adopted and approved the ELOC Issuance Proposal, and (ii) on July 26, 2025, the Convertible Note Consenting Shareholders adopted and approved the Convertible Note Shares Issuance Proposal. The Consenting Shareholders had voting power of 3,755,166 shares of issued and outstanding common stock and 985,063 shares of issued and outstanding Series B Preferred Stock, representing approximately 73.45% of the voting power of the Company.

Accordingly, the Shareholder Consents executed by the Consenting Shareholders pursuant to the DGCL and the Company’s charter documents is sufficient to approve the Proposals and no further shareholder action is required to approve the Proposals. No payment was made to any person or entity in consideration of execution of the Proposals.

Accordingly, all necessary corporate approvals to effectuate the Proposals have been obtained. We are not seeking approval from our remaining shareholders. This Information Statement is furnished solely for the purpose of informing our shareholders, in the manner required by the Exchange Act and the DGCL, of the approval of the Proposals. Pursuant to Section 14(c) of the Exchange Act and Rule 14c-2 promulgated pursuant thereto, the Proposals will not be effective until at least 20 days after the date this Information Statement is mailed to each of our shareholders.

The Proposals approved by the Consenting Shareholders by written consent are not corporate actions for which shareholders of a Delaware corporation are entitled to a dissenter’s right DGCL.

Our shareholders as of the Record Date are being furnished copies of this Information Statement. This Information Statement will be mailed or furnished to our shareholders on or about September 4, 2025.

QUESTIONS AND ANSWERS ABOUT
THIS INFORMATION STATEMENT AND THE TRANSACTIONS

Q.     Why did I receive this Information Statement?

A.     The Exchange Act and the DGCL require us to provide you with information regarding the Proposals, even though your vote is neither required nor requested to approve the Proposals.

Q.     Why am I not being asked to vote on the Proposals?

A.     The Board unanimously adopted, approved and recommended the approval of the Proposals and determined that the Proposals are advisable and in the best interests of the Company and our shareholders. The Proposals have also been approved by the written consents of the Consenting Shareholders. Such approval is sufficient under the DGCL and no further approval by our shareholders is required. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy and you are requested not to send us a proxy.

Q.     What do I need to do now?

A.     Nothing. This Information Statement is provided to you solely for your information and does not require or request you to do anything.

ITEM 1 — THE ELOC ISSUANCE PROPOSAL

On May 14, 2025, the Company entered into the ELOC Purchase Agreement with Tumim Stone Capital, LLC (“Tumim”). Under the terms and subject to the conditions set forth in the ELOC Purchase Agreement, the Company has the right, but not the obligation, to sell to Tumim, and Tumim is obligated to purchase, up to the lesser of (a) $20,000,000 in aggregate gross purchase price of the Company’s Common Stock (the “Equity Line Securities”) and (b) the Exchange Cap (as defined below) (the “ELOC Issuance”).

The shares of Common Stock to be issued by the Company and purchased by the Tumim will be sold at a purchase price equal to 97% of the lowest daily volume-weighted average price of the Common Stock on the Nasdaq Capital Market during the three consecutive trading days immediately following the trading date on which a valid purchase notice is delivered to Tumim by the Company.

Consistent with Nasdaq Listing Rule 5635(d), the Company may not issue to Tumim Stone Capital more than 1,038,050 shares of its Common Stock (the “ELOC Exchange Cap”) under the ELOC Purchase Agreement, which number of shares is equal to 19.99% of the shares of the Company’s Common Stock issued and outstanding immediately prior to the execution of the ELOC Purchase Agreement, unless the Company obtains stockholder approval to issue shares of its Common Stock in excess of such limit in accordance with applicable rules of Nasdaq.

Moreover, the Company may not issue or sell any shares of Common Stock to Tumim which, when aggregated with all other shares of common stock then beneficially owned by Tumim and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in Tumim beneficially owning more than 4.99% of the issued and outstanding shares of Common Stock, unless such limit is increased by Tumim up to a maximum of 9.99%.

As consideration for Tumim’s irrevocable commitment to purchase shares of Common Stock, upon execution of the ELOC Purchase Agreement, the Company became obligated to issue to Tumim Stone Capital a number of shares of Common Stock equal to $400,000 divided by the lower of (i) the Nasdaq official closing price of its Common Stock on the trading day immediately prior to the Company’s initial filing of the registration statement covering the resale of the shares under this prospectus, or (ii) the average Nasdaq official closing price over the five consecutive trading days ending on the trading day immediately prior to such filing (the “Commitment Shares”). The Commitment Shares are to be issued following the effective date of the registration statement. In certain circumstances, the Company may become obligated to pay to Tumim Stone Capital a cash fee equal to $400,000 in lieu of issuing such shares of Common Stock, under the terms and subject to the conditions described in the ELOC Purchase Agreement.

A Registration Statement on Form S-1 (File No. 333-287745) was filed on June 3, 2025, as amended on June 9, 2025, and declared effective by the SEC on June 11, 2025, which registered 5,190,251 shares of common stock, consisting of (i) 215,054 shares to be issued as Commitment Shares and (ii) 4,975,197 to be issued as Equity Line Securities.

Nasdaq Rules

As described above, our common stock are listed on Nasdaq, and as a result, we are subject to Nasdaq’s Listing Rules, including Nasdaq Listing Rule 5635(d). The potential issuance of shares of common stock issuable pursuant to the terms of the ELOC Purchase Agreement could result in the issuance of a number of shares exceeding the threshold and pricing for which shareholder approval is required under Nasdaq Rule 5635(d).

Pursuant to pursuant to Section 3.3 of the ELOC Purchase Agreement, the Company agreed to authorize and reserve 39,777,249 shares of common stock for the purpose of effecting purchases under the ELOC Purchase Agreement (the “ELOC Required Reserve Amount”), and obtain consent of a majority of the Company’s stockholder to approve a waiver of the ELOC Exchange Cap, approve the reserve and issuance of the ELOC Required Reserve Amount and, if needed, an increase in the authorized number of shares of common stock to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount under the ELOC Purchase Agreement.

To ensure compliance with Nasdaq Rule 5635(d) and the ELOC Purchase Agreement, the Consenting Shareholders approved the ELOC Issuance Proposal.

Prior to the date of this Information Statement, the Company has issued 390,954 shares of common stock to Tumim under the ELOC Purchase Agreement in reliance upon its ability to sell up to 19.99% of its outstanding shares without shareholder approval. All such prior issuances were within this 19.99% limit. The approval of the ELOC Issuance Proposal authorizes the Company to issue, from time to time and in such increments as management deems prudent, the maximum amount of shares available for issuance to Tumim in accordance with the terms of the ELOC Purchase Agreement. As a result, all future issuances of shares of common stock to Tumim under the ELOC Purchase Agreement will continue to be in full compliance with Nasdaq Listing Rule 5635(d).

Effect of the Issuances on Existing Shareholders

The issuance of securities in connection with the ELOC Purchase Agreement will have a dilutive effect on the Company’s existing shareholders. Such issuances will reduce each existing shareholder’s proportionate ownership in the Company’s common s tock and reduce the voting power of the existing shareholders. Such issuances could also dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company. In addition, there will be a greater number of shares of the Company’s common stock eligible for sale in the public markets. Any such sales, or the anticipation of the possibility of such sales, represents an overhang on the market and could depress the market price of the Company’s common stock.

Shareholder Approval

The approval of the ELOC Issuance Proposal, including for purposes of Nasdaq Listing Rule 5635(d), required the affirmative approval of a majority of the holders of the outstanding shares of the Company’s common stock that were entitled to approve the ELOC Issuance Proposal.

As of the Record Date, the Company had 5,468,705 shares of common stock and 985,063 shares of Series B Preferred Stock issued and outstanding, and the Consenting Shareholders had voting power of 3,755,166 shares of issued and outstanding common stock and 985,063 shares of issued and outstanding Series B Preferred Stock, representing approximately 73.45% of the voting power of the Company. The Consenting Shareholders approved the ELOC Issuance Proposal upon execution of the Shareholder Consent on July 9, 2025.

This Information Statement is first being mailed on or about September 4, 2025 to the Company’s shareholders of record as of the Effective Date. Pursuant to Section 14(c) of the Exchange Act and Rule 14c-2 promulgated pursuant thereto, the ELOC Issuance Proposal will not be effective until at least 20 days after the date this Information Statement is mailed to each of our shareholders.

Dissenter’s Rights of Appraisal

Shareholders do not have any dissenter’s rights or appraisal rights in connection with the approval of the ELOC Issuance Proposal.

ITEM 2 — THE CONVERTIBLE NOTE SHARES ISSUANCE PROPOSAL

On July 29, 2025, the Company entered into the Securities Purchase Agreement with 3i, pursuant to which the Company authorized the issuance of senior secured convertible notes to 3i, in the aggregate original principal amount of up to $10,909,885, which are being issued with a 8.34% original issue discount (each, a “Convertible Note”). The first Convertible Note was issued in the original principal amount of approximately $3,272,966 (the “Convertible Note Financing”). The Convertible Notes are convertible into shares of common stock, $0.0005 par value per share, in certain circumstances in accordance with the terms of the Convertible Notes at an initial conversion price per share of $1.72, which has been adjusted to $1.00 on August 14, 2025. The Company received gross proceeds of $3,000,000, prior to the deduction of transaction related expenses, from the initial closing of the Convertible Note Financing.

Consistent with certain applicable Nasdaq rules, the Company may not issue to 3i more than 1,093,195 shares of its common stock under the Securities Purchase Agreement (the “Convertible Note Exchange Cap”), which number of shares is equal to 19.99% of the shares of the Company’s common stock issued and outstanding immediately prior to the execution of the Securities Purchase Agreement, unless the Company obtains stockholder approval to issue shares of its common stock in excess of such limit in accordance with applicable rules of Nasdaq.

Moreover, the Company may not issue or sell any shares of common stock to 3i, which, when aggregated with all other shares of common stock then beneficially owned by the Buyer and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the Securities Purchaser beneficially owning more than 4.99% of the issued and outstanding shares of Common Stock, unless such limit is increased by the Buyer up to a maximum of 9.99%.

A Registration Statement on Form S-1 (File No. 333-289222) was filed on August 4, 2025 and declared effective by the SEC on August 15, 2025, which registered 4,081,672 shares of common stock issuable upon conversion of the Convertible Note.

Nasdaq Rules

As described above, our common stock are listed on Nasdaq, and as a result, we are subject to Nasdaq’s Listing Rules, including Nasdaq Listing Rule 5635(d). The potential issuance of shares of common stock issuable pursuant to the terms of the Securities Purchase Agreement and the Convertible Note could result in the issuance of a number of shares exceeding the threshold and pricing for which shareholder approval is required under Nasdaq Rule 5635(d).

Pursuant to pursuant to Section 10 of Convertible Note, the Company agreed to authorize and reserve 4,081,672 shares of common stock to effect the conversion the Convertible Note (the “Convertible Note Required Reserve Amount”), and obtain consent of a majority of the Company’s stockholder to approve a waiver of the Convertible Note Exchange Cap, approve the reserve and issuance of the Convertible Note Required Reserve Amount and, if needed, an increase in the authorized number of shares of common stock to ensure that the number of authorized shares is sufficient to meet the Convertible Note Required Reserve Amount under the Securities Purchase Agreement.

To ensure compliance with Nasdaq Rule 5635(d) and the Securities Purchase Agreement, the Convertible Note Consenting Shareholders approved the Convertible Note Share Issuance Proposal.

Prior to the date of this Information Statement, the Company has issued 700,000 shares of common stock to 3i upon conversion of the Convertible Note issued pursuant to the Securities Purchase Agreement, in reliance upon its ability to sell up to 19.99% of its outstanding shares without shareholder approval. All such prior issuances were within this 19.99% limit. The approval of the Convertible Note Share Issuance Proposal authorizes the Company to issue, from time to time and in such increments as management deems prudent, the maximum amount of shares available for issuance to 3i in accordance with the terms of the Securities Purchase Agreement. As a result, all future issuances of shares of common stock to 3i under the Securities Purchase Agreement and the Convertible Notes will continue to be in full compliance with Nasdaq Listing Rule 5635(d).

Effect of the Issuances on Existing Shareholders

The issuance of securities in connection with the Securities Purchase Agreement will have a dilutive effect on the Company’s existing shareholders. Such issuances will reduce each existing shareholder’s proportionate ownership in the Company’s common s tock and reduce the voting power of the existing shareholders. Such issuances could also dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company. In addition, there will be a greater number of shares of the Company’s common stock eligible for sale in the public markets. Any such sales, or the anticipation of the possibility of such sales, represents an overhang on the market and could depress the market price of the Company’s common stock.

Shareholder Approval

The approval of the Convertible Note Share Issuance Proposal, including for purposes of Nasdaq Listing Rule 5635(d), required the affirmative approval of a majority of the holders of the outstanding shares of the Company’s common stock that were entitled to approve the Convertible Note Share Issuance Proposal.

As of the Convertible Note Record Date, the Company had 5,468,705 shares of common stock and 985,063 shares of Series B Preferred Stock issued and outstanding, and the Convertible Note Consenting Shareholders had voting power of 3,755,166 shares of issued and outstanding common stock and 985,063 shares of issued and outstanding Series B Preferred Stock, representing approximately 73.45% of the voting power of the Company. The Convertible Note Consenting Shareholders approved the Convertible Note Share Issuance Proposal upon execution of the Shareholder Consent on July 26, 2025.

This Information Statement is first being mailed on or about September 4, 2025 to the Company’s shareholders of record as of the Effective Date. Pursuant to Section 14(c) of the Exchange Act and Rule 14c-2 promulgated pursuant thereto, the Convertible Note Share Issuance Proposal will not be effective until at least 20 days after the date this Information Statement is mailed to each of our shareholders.

Dissenter’s Rights of Appraisal

Shareholders do not have any dissenter’s rights or appraisal rights in connection with the approval of the Convertible Note Share Issuance Proposal.

INTEREST OF CERTAIN PERSONS IN OR IN OPPOSITION TO MATTERS TO BE ACTED UPON

Except in their capacity as shareholders (which interest does not differ from that of the other holders of the common stock), none of our officers, directors or any of their respective affiliates or associates will have any interest in any of the corporate actions.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Information Statement, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this Information Statement. This Information Statement incorporates by reference the following documents:

•        Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025;

•        Our Quarterly Report on Form 10-Q for the period ended March 31, 2025, filed with the SEC on May 15, 2025; and

•        Our Current Reports on Form 8-K filed with the SEC on March 11, 2025, April 1, 2025, June 30, 2025, August 4, 2025, August 15, 2025, and August 18, 2025.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

The SEC maintains a website that contains reports, proxy and information statements and other information, including those filed by us, at http://www.sec.gov. You may also access the SEC filings and obtain other information about us through our website, which is www.capstonethx.com. The information contained on the website is not incorporated by reference in, or in any way part of, this Information Statement.

DELIVERY OF DOCUMENTS AND HOUSEHOLDING

The Commission has adopted rules that permit companies and intermediaries such as brokers, to satisfy the delivery requirements for Information Statements with respect to two or more shareholders sharing the same address by delivering a single Information Statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders, is environmentally friendly, and represents cost savings for companies.

For this Information Statement, the Company’s transfer agent or brokers may be householding this Information Statement and the documents incorporated by reference that we are enclosing with the Information Statement. A single Information Statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the effected shareholders. Once you have received notice from your broker or the Company that either of them will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent.

If at any time, you no longer wish to participate in householding and would prefer to receive separate periodic reports, or if you currently receive multiple copies of the Information Statement or other periodic reports at your address and would like to request householding by the Company, please notify your broker if your shares are not held directly in your name. If you own your shares directly rather than through a brokerage account, you should direct your written request directly to:

CAPSTONE HOLDING CORP.,
Attn: Chief Executive Officer
5141 W. 122nd Street
Alsip, IL 60803
Telephone: (708) 371-0660
Or by electronic mail:
Matthew Lipman, Chief Executive Officer: matt.lipman@capstoneholdingcorp.com

OTHER MATTERS

As a matter of regulatory compliance, the Company is sending you this Information Statement that describes the purpose and effect of the Proposals. Your consent to the approval of the Proposals is not required and is not being solicited in connection herewith. This Information Statement is intended to provide the Company’s shareholders information required by the rules and regulations of the Exchange Act and the DGCL.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT,
PLEASE CONTACT:

CAPSTONE HOLDING CORP.,
Attn: Corporate Secretary,
5141 W. 122nd Street
Alsip, IL 60803
(708) 371-0660 Telephone

By Order of the Board of Directors,

Matthew E. Lipman
Chief Executive Officer